EXHIBIT 2

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Shares effected by the Reporting Persons during the past sixty days.

Reporting Person	Transaction Date	Number of Shares (Sold)/Acquired	Price Per Share	Where/How Effected
Austin C. Willis (Direct)	March 2, 2026	(961)	$194.4479	(1),(2)
Austin C. Willis (Direct)	March 2, 2026	(1,052)	$195.0868	(1),(3)
Austin C. Willis (Direct)	March 2, 2026	(647)	$196.6329	(1),(4)
Austin C. Willis (Direct)	March 2, 2026	(400)	$197.5944	(1),(5)
Austin C. Willis (Direct)	March 2, 2026	(200)	$198.51	(1)
Austin C. Willis (Direct)	March 2, 2026	(100)	$199.77	(1)
Austin C. Willis (Direct)	March 2, 2026	(40)	$200.89	(1)
Charles F. Willis, IV (Direct)	March 16, 2026	(1,355)	$167.18	(6)
Austin C. Willis (Direct)	March 16, 2026	(786)	$167.18	(6)
Charles F. Willis, IV (Indirect via Charlotte Montressor Willis)	March 18, 2026	(238)	$167.5501	(7)
Charles F. Willis, IV (Direct)	March 19, 2026	(5,590)	$170.53	(6)
Charles F. Willis, IV (Direct)	March 25, 2026	(1,000)	$175.922	(7),(8)
Charles F. Willis, IV (Direct)	March 25, 2026	(1,000)	$177.567	(7),(9)
Charles F. Willis, IV (Direct)	March 26, 2026	(3,170)	$171.3549	(7),(10)
Charles F. Willis, IV (Direct)	March 26, 2026	(200)	$172.316	(7),(11)
Charles F. Willis, IV (Direct)	March 26, 2026	(100)	$173.5	(7)
Charles F. Willis, IV (Direct)	March 26, 2026	(800)	$175.18	(7)
Charles F. Willis, IV (Direct)	March 27, 2026	(478)	$168.023	(7),(12)
Charles F. Willis, IV (Direct)	March 27, 2026	(1,531)	$168.9933	(7),(13)
Charles F. Willis, IV (Direct)	March 27, 2026	(5,652)	$170.2617	(7),(14)
Charles F. Willis, IV (Direct)	March 27, 2026	(2,066)	$170.9033	(7),(15)
Charles F. Willis, IV (Direct)	March 30, 2026	(1,859)	$162.5404	(7),(16)
Charles F. Willis, IV (Direct)	March 30, 2026	(1,205)	$163.3944	(7),(17)
Charles F. Willis, IV (Direct)	March 30, 2026	(1,235)	$164.3783	(7),(18)
Charles F. Willis, IV (Direct)	March 30, 2026	(1,091)	$166.7082	(7),(19)
Charles F. Willis, IV (Direct)	March 30, 2026	(331)	$167.987	(7),(20)
Charles F. Willis, IV (Direct)	March 31, 2026	(945)	$165.1134	(7),(21)
Charles F. Willis, IV (Direct)	March 31, 2026	(600)	$166.51	(7),(22)
Charles F. Willis, IV (Direct)	March 31, 2026	(1,300)	$169.5217	(7),(23)
Charles F. Willis, IV (Direct)	March 31, 2026	(437)	$170.4882	(7),(24)
Charles F. Willis, IV (Direct)	April 1, 2026	(42,950)	$175.62	(6)
Austin C. Willis (Direct)	April 1, 2026	(983)	$172.4927	(1),(25)
Austin C. Willis (Direct)	April 1, 2026	(1,230)	$173.5972	(1),(26)
Austin C. Willis (Direct)	April 1, 2026	(1,187)	$174.3748	(1),(27)
Austin C. Willis (Direct)	April 1, 2026	(24,595)	$175.62	(6)

(1) Shares sold in the open market through a broker pursuant to a Rule 10b5-1 trading plan adopted by Mr. Austin Chandler Willis on June 3, 2025.

(2) This transaction was executed in multiple trades at prices ranging from $194.01 to $194.76, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $195.01 to $195.72, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $196.05 to $197.01, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $197.0575 to $197.78, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(6) Return to Issuer of previously restricted shares to satisfy withholding tax liability.

(7) Shares sold in the open market through a broker.

(8) This transaction was executed in multiple trades at prices ranging from $175.84 to $176.165, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(9) This transaction was executed in multiple trades at prices ranging from $177.45 to $177.77, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(10) This transaction was executed in multiple trades at prices ranging from $170.86 to $171.85, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(11) This transaction was executed in multiple trades at prices ranging from $172.30 to $172.42, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(12) This transaction was executed in multiple trades at prices ranging from $167.57 to $168.47, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(13) This transaction was executed in multiple trades at prices ranging from $168.60 to $169.59, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(14) This transaction was executed in multiple trades at prices ranging from $169.64 to $170.63, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(15) This transaction was executed in multiple trades at prices ranging from $170.645 to $171.50, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(16) This transaction was executed in multiple trades at prices ranging from $161.91 to $162.90, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(17) This transaction was executed in multiple trades at prices ranging from $163.00 to $163.975, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(18) This transaction was executed in multiple trades at prices ranging from $164.01 to $164.81, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(19) This transaction was executed in multiple trades at prices ranging from $166.41 to $167.12, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(20) This transaction was executed in multiple trades at prices ranging from $167.50 to $168.36, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(21) This transaction was executed in multiple trades at prices ranging from $164.97 to $165.46, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(22) This transaction was executed in multiple trades at prices ranging from $166.10 to $166.90, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(23) This transaction was executed in multiple trades at prices ranging from $169.005 to $170.00, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(24) This transaction was executed in multiple trades at prices ranging from $170.09 to $170.67, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(25) This transaction was executed in multiple trades at prices ranging from $172.01 to $172.96, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(26) This transaction was executed in multiple trades at prices ranging from $173.06 to $174.03, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.

(27) This transaction was executed in multiple trades at prices ranging from $174.07 to $174.70, inclusive.  The price reported above reflects a weighted average sale price.  The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth herein.